UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2018

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 10, 2018, Weight Watchers International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Artal Luxembourg S.A. (the “Selling Shareholder”), and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”) relating to an underwritten offering (the “Offering”) of 7,500,000 shares (the “Shares”) of the Company’s common stock, no par value (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333- 224714), filed on May 7, 2018, as supplemented by the prospectus supplement, dated May 7, 2018. All of the Shares were sold by the Selling Shareholder and the Selling Shareholder will receive all of the proceeds from the offering. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the Shares at a price of $66.24 and were granted a 30-day option to purchase up to an additional 1,125,000 shares of Common Stock from the Selling Shareholder.

The closing of the offering is expected to occur on May 15, 2018, subject to customary conditions as set forth in the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

The Selling Shareholder and Ms. Oprah Winfrey previously entered into a Voting Agreement (the “Voting Agreement”) on October 18, 2015, pursuant to which Ms. Winfrey agreed to vote all of her Common Stock or preferred stock of the Company and other securities convertible into or exercisable or exchangeable for any Common Stock or preferred stock of the Company so as to elect as directors such individuals designated by the Selling Shareholder, as described in the Company’s Current Report on Form 8-K filed on October 19, 2015. The Company expects that upon closing of the offering, the “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) comprised of the Selling Shareholder and Ms. Winfrey will no longer control a majority of the voting power of the Company’s outstanding Common Stock, the Voting Agreement will terminate in accordance with its terms, and the Company will cease to be a “controlled company” under the rules of The New York Stock Exchange.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 10, 2018, by and among Weight Watchers International, Inc., Artal Luxembourg S.A. and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and UBS Securities LLC

5.1	Opinion of Hunton Andrews Kurth LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:	/s/ Nicholas P. Hotchkin
Name:	Nicholas P. Hotchkin
Title:	Chief Financial Officer

Date: May 11, 2018